AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is made as of the 27th day of February, 2001 (the "Execution Date"), between World Internetworks, Inc., a Nevada corporation, ("WINW"). GTD Acquisition, Inc., a Delaware corporation ("Newco"), and GTData Corporation, a Delaware corporation ("GTD").

         WHEREAS, Newco has been duly organized and is currently existing under the laws of the State of Delaware, having been incorporated solely for the purpose of completing the transactions contemplated hereby, and is a wholly-owned subsidiary of WINW; and

         WHEREAS, the respective Boards of Directors of WINW, Newco and GTD deem it advisable and in the best interests of each of them and their respective securityholders that WINW acquire all of the outstanding stock of GTD and that GTD merge with and into Newco (the "Merger") pursuant to the applicable provisions of the law of the State of State of Delaware (the "Corporate
Statute"), and on the terms and subject to the conditions set forth in this Agreement, the Agreement of Merger attached hereto as Exhibit 1, and the Certificate of Merger attached hereto as Exhibit 2 (the Agreement of Merger and Certificate of Merger shall be collectively referred to herein as the "Merger Documents"); and

         WHEREAS, the Board of Directors of each of WINW, Newco and GTD has approved and adopted this Agreement as a plan of reorganization;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       THE MERGER.

         1.1 Merger. In accordance with the terms and subject to the conditions of this Agreement and the Merger Documents, and pursuant to the Corporate Statute, at the Effective Time (as defined in Section 1.2 below), all of the outstanding shares of GTD shall be exchanged for WINW Stock, and Newco shall be merged with and into GTD (herein referred to as the "Surviving Corporation" whenever reference is made to it at or after the Effective Time). At the Effective Time, all outstanding shares of the capital stock of GTD shall be converted into and become a right to receive shares of WINW Stock and other consideration in accordance with Section 2 below. Each share of capital stock of WINW issued and outstanding as of the Effective Time shall be unaffected by the Merger, and by virtue of the Merger and without any action on the part of any party, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         1.2 Effective Time of Merger. At or before the Closing Date (as defined in Section 3.1), Newco, WINW and GTD shall execute the Merger Documents, which shall be filed with the Secretary of State of the State of Delaware on the


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


Closing Date. The Merger shall become effective upon the effective filing the of the Agreement of Merger together with the Certificate of Merger with the Secretary of State of Delaware (the "Effective Time").

         1.3 Board  of  Directors  of   WINW  and  the  Surviving   Corporation.
Immediately after the Effective Time:

             (a) The Directors of WINW will be Robert Genesi, Anthony Giraudo and Steven K. Hansen. This slate of Directors will be elected in the following manner:

                 (i) Prior to the Effective Time, WINW will have received written the resignations of all directors other than Mr. Hansen;

                 (ii) Pursuant to Article IV of WINW's Bylaws, Mr. Genesi and Mr. Giraudo will be appointed to fill the Board vacancies by Mr. Hansen.

             (b) The officers of WINW  shall be as follows:

                  Name                  Office
                  Anthony Giraudo       Chairman of the Board, Director
                  Robert Genesi         Chief  Executive  Officer,   President,
                                        Director, Secretary
                  Robert Mullaney       President TSLi, Exec. V.P. Sales


             (c) The Certificate of Incorporation and Bylaws of GTData will be the Certificate and Bylaws of the Surviving Corporation.

             (d) The directors and officers of the Surviving Corporation shall be as follows:

                 Robert Genesi          Chief Executive Officer; Secretary;
                                        Treasurer

         1.4 Effect of Merger. The Merger shall have the effects set forth in this Agreement, the Merger Documents, and the Corporate Statutes. Except as specifically set forth to the contrary in the Corporate Statutes, the Merger Documents, or in this Agreement, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Newco shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of Newco shall be merged into GTD, and GTD, as the Surviving Corporation, shall be fully vested therewith; at the Effective Time, and, in accordance with and subject to the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private nature; and all property and all debts due on whatever account, including subscriptions to shares and all and every other interest of or belonging to or due to Newco or GTD shall be allocated to, and vested in, the Surviving Corporation without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, powers, licenses and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of GTD and Newco; and the title to any real estate, or interest therein, whether by deed or otherwise, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of GTD and Newco and any claim existing, or action or proceeding pending, by or against GTD or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of GTD or Newco shall be impaired by the Merger, and all debts, liabilities and duties of GTD and Newco shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.5 Option and Bonus Plans.

             (a) Stock Option Plan. Prior to the Closing Date, the Board of Directors of WINW shall adopt the 2001 Stock Option Plan in a form satisfactory to GTD ("Option Plan"), and such Option Plan, shall be the Option Plan of WINW. As soon as practicable after Closing, WINW will obtain shareholder consent to the Option Plan. ___ All existing GTD stock options shall be treated in accordance with Section 2.3 below.

             (b) Stock Bonus Plan. WINW shall reserve 728,548 shares of WINW Stock as a Stock Bonus Plan to be distributed, following the Closing, by the Directors of WINW, in their discretion, for employment incentives to the employees, officers, and directors of the Surviving Corporation.

         1.6 Dissenters.   All Dissenting  Shares shall be treated in accordance
with Section 2.6 below.

         1.7 Reorganization.   The parties  intend to adopt this  Agreement as a
plan of reorganization and to consummate the Merger in accordance with Section 368(a) of the Code.

2.       CONVERSION AND EXCHANGE OF STOCK.

         2.1 Conversion of Capital Stock of GTD. At the Effective Time, by virtue of the Merger and without any action on the part of WINW, Newco, or GTD or any holder of shares of capital stock of GTD:

             (a) each outstanding share of Common Stock, Series A Preferred Stock and Series B Preferred Stock of GTD shall automatically be converted into and become a right to receive one share of WINW Stock, having no further rights and/or interests as shares of the Surviving Corporation;

             (b) all shares of capital stock of GTD held immediately prior to the Effective Time by GTD as treasury stock or by a subsidiary of GTD shall be cancelled.

         2.2 Capital Stock of WINW and Newco. At the Effective Time: (i) each share of capital stock of WINW issued and outstanding as of the Effective Time shall be unaffected by the Merger, and (ii) by virtue of the Merger and without any action on the part of any party, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Newco evidencing ownership of any such shares shall be deemed to evidence the right to receive such shares of capital stock of the Surviving Corporation

         2.3 Options. Each outstanding option for the purchase of three shares of capital stock of GTD shall automatically be converted into and become a right to purchase one share of WINW Stock under the Option Plan as set forth on
Exhibit 3.

         2.4 Fractional Shares. Notwithstanding anything herein, with respect to each holder of capital stock of GTD, if the aggregate number of shares of WINW Stock collectively issuable to such holder for conversion of all of such holder's capital stock of GTD pursuant to Section 2.1 includes a fractional share, such fractional share shall be rounded to the nearest whole number.

         2.5 Exchange of Certificates. WINW or its transfer agent shall, within fifteen (15) business days after the Effective Time, mail to all former holders of record of capital stock of GTD instructions for surrendering their certificates representing such shares of capital stock of GTD in exchange for a certificate representing shares of WINW Stock. Within fifteen (15) business days following such surrender, WINW or its transfer agent shall mail to each such holder in exchange therefor a certificate representing the shares of WINW Stock into which such shares have been converted pursuant to the provisions of this Agreement. Until surrendered, each certificate that prior to the Effective Time represented shares of capital stock of GTD will be deemed to evidence the right to receive the number of shares of WINW Stock into which such shares of capital stock of GTD has been converted in accordance with Section 2.1.

         2.6 Dissenting Shares.

             (a) Shares of GTD stock held by a GTD stockholder who has properly exercised dissenters' rights with respect thereto (collectively, the "Dissenting Shares") in accordance with Section 262 of the Delaware General Corporations Law, or any successor provision (the "Dissenters Law"), shall not have a right to receive any consideration with respect thereto. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in the Dissenters Law.

             (b) In the event of Dissenting Shares, GTD shall undertake to resolve, or offer to settle or settle, any such demands; provided, however, that WINW shall in no way hinder or prevent GTD from complying with GTD's obligations under the Dissenters Law.

3.       CLOSING.

         3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sierchio & Company, LLP, 150 East 58th Street, New York, New York 10021 as soon as practical the day after all of the conditions to the Closing set forth in Section 7 and 8 have been satisfied or waived in writing, or at such other place, time and date as the parties hereto mutually may agree (the "Closing Date"). The parties hereto expressly agree that the obligations of the parties under this Agreement shall be terminated in the event that the Closing does not occur on or before March 30, 2001.

         3.2 Closing  Deliveries.   At  the  Closing,  the  parties  shall  have
delivered to each other the following closing documents and agreements, and taken the following actions:

              (a) Documents and  agreements  delivered by or on behalf of GTD to
WINW:

                 (i)   a duly executed copy of each of the Merger Documents;


                 (ii) certificates of Good Standing of GTD issued by the Secretary of State of the State of Delaware and for each other jurisdiction where GTD is qualified to do business;

                 (iii) such other documents that may be reasonably  requested by
                       WINW.

             (b) Documents and  agreements  delivered by or on behalf of WINW to
GTD:

                 (i)   a duly executed copy of each Merger Agreement;

                 (ii) certificates of Good Standing of WINW issued by the Secretary of State of the State of Nevada and any jurisdiction in which WINW is qualified to do business;

                 (iii) such other documents that may be reasonably  requested by
                       GTD;

                 (iv) A Registration Rights Agreement in the form of Exhibit 6 which provides Fairway Capital Partners, LLC, certain other stockholders of WINW named therein, and all of the stockholders of GTD with certain registration rights in WINW as described therein.

4.       REPRESENTATIONS AND WARRANTIES OF GTD.

GTD represents and warrants that all of the following representations and warranties are true as of the Execution Date and shall be true on the Closing Date; subject to such exceptions as are specifically disclosed in the disclosure schedule at Exhibit 4, which shall modify all representations and warranties of GTD contained in this Agreement ("GTD Disclosure Schedule") in a manner that would have the effect of preceding each representation and warranty with the phrase "except as otherwise disclosed in GTD Disclosure Schedule". GTD has used its best efforts to reference on the GTD Disclosure Schedule the appropriate section and paragraph number, however the failure to properly reference such section and number shall not be a breach of a representation or warranty if WINW and Newco could reasonably ascertain the effect of the disclosure on the other representations and warranties.

         4.1 Organization and Standing. GTD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of Government Authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted, except where the failure to be so authorized, qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on GTD. True and correct copies of the Certificate of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws (certified by the Secretary of GTD), as each is amended, of GTD are attached to the GTD Disclosure Schedule. The stock records and minute books of GTD, as heretofore made available to WINW, are correct and complete (in the case of the minute books, in all material respects).

         4.2 Authorization; Binding Obligations; No Conflicts. GTD has the full legal right, power and authority to enter into this Agreement and the Merger Documents, and to perform the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the Merger Documents, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of any of GTD's Organic Documents, (b) violate or conflict with any Legal Requirement applicable to either GTD or any of its properties or assets or any other material restriction of any kind or character to which it is subject, or (c) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority. GTD has received, or will receive prior to the Closing, all necessary approvals from its Board of Directors and stockholders to consummate the Merger. This Agreement has been duly executed and delivered by GTD, and at the Closing the Merger Documents, will be duly executed and delivered by GTD, and, assuming the due execution and delivery hereof and thereof by WINW and Newco, respectively, this Agreement constitutes and the Merger Documents will constitute, the legal, valid and binding obligation of GTD, enforceable against it in accordance with their terms, except as enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in the application of equitable principles.

         4.3     Capital Stock.

                 (a) At the Closing  Date the  authorized  capital  stock of GTD shall consist of:

               --------------------- -------- --------------- ------------- -------------------- -------------------
               Class and Series      Par      Authorized      Outstanding   Reserved for         Reserved for
                                     Value                                  Issuance in MEII     Issuance under GTD
                                                                            Transaction          Stock Option Plan
                                                                            (approximate)
               --------------------- -------- --------------- ------------- -------------------- -------------------
               Common                $0.001   100,000,000         6,209,402            1,000,000           3,333,333
               --------------------- -------- --------------- ------------- -------------------- -------------------
               Series A Preferred    $0.001                               1                    0                   0
                                              1
               --------------------- -------- --------------- ------------- -------------------- -------------------
               Series B Preferred    $0.001   10,000,000          1,479,000                    0                   0
               --------------------- -------- --------------- ------------- -------------------- -------------------
               Undesignated Preferred$0.001   16,999,999                  0                    0                   0
               --------------------- -------- --------------- ------------- -------------------- -------------------
               Total                          127,000,000         7,688,403            1,000,000           3,333,333
               --------------------- -------- --------------- ------------- -------------------- -------------------

         The above described shares are held of record by the persons and in the amounts set forth in the GTD Disclosure Schedule, and, to the Knowledge of GTD, are free and clear of all Encumbrances. The issued and outstanding shares of capital stock of GTD have been duly authorized and validly issued, are fully paid and nonassessable, and such shares were offered, issued, sold and delivered by GTD in compliance with all applicable state and federal securities laws.

         4.4 Transactions in Capital Stock.  Except in all cases as described in
Section 4.3:

             (a) No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists with respect to any outstanding or authorized but unissued capital stock of GTD which such right will become effective as a result of the execution of, or the closing of, the transactions contemplated by this Agreement including the Merger.

             (b) In addition, there are no (i) outstanding securities or obligations of GTD that are convertible into or exchangeable for any shares of the capital stock or other equity securities of GTD, or (ii) contracts, or to the Knowledge of GTD, arrangements or commitments, written or otherwise, under which GTD is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities.

             (c) Without limiting the generality of the foregoing, GTD has done nothing to GTD's Knowledge which would form the basis upon which any person (other than any stockholder identified as a record owner of capital stock of GTD on GTD's stock books, or spouse of a principal of a trust that is such a stockholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other equity securities of GTD. In addition, GTD has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and there has been no transaction or action taken with respect to the equity ownership of GTD in contemplation of the transaction described in this Agreement.

         4.5 Subsidiaries. GTD does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. GTD is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         4.6 Approvals. The execution, delivery and performance of this Agreement by GTD and the issuance and delivery of the shares of GTD Stock to WINW in the Merger either (i) do not require (a) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over GTD, or (b) the submission or filing of any notice, report or other filing, prior to Closing, with any governmental or regulatory authority (other than the State of Delaware) having jurisdiction over GTD, or (ii) if such consents and filings are required, such consents and filings have been obtained and/or made

         4.7 Litigation and Administrative Proceedings. There is no litigation, arbitration, proceeding or investigation pending or, to Knowledge of GTD threatened against GTD in any federal, state or local court, or before any administrative agency or arbitration panel.

         4.8 Employees. The GTD Disclosure Schedule sets forth an accurate and complete list of all employees of GTD. To its Knowledge, no current or former employee or consultant of GTD has violated any term of any employment or consulting contract or other agreement relating to such person's employment or consulting relationship with any other person as such may relate to such person's employment or consulting relationships with GTD.

         4.9 Benefit Plans. Each Employee Benefit Plan sponsored by, and each of the Employee Benefit Plans formerly sponsored by, GTD, to its Knowledge has been in substantial compliance with all reporting and disclosure requirements of all Legal Requirements and to its Knowledge has been maintained in all respects in compliance with all Legal Requirements.

         4.10 GTD Stock Issued in Merger. GTD has taken all necessary action to permit it to issue the share of GTD Stock required to be issued by it pursuant to this Agreement. The share of GTD Stock to be issued in the Merger will, when issued and delivered to Newco as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws.

         4.11 Taxes.

              (a) GTD shall at all times consistently report on any Tax Return or other filing made with any federal, state or local tax authority that the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

              (b) To GTD's Knowledge, there is no intercorporate indebtedness existing between GTD, Newco and/or WINW that was issued, acquired, or will be settled at a discount.

              (c) GTD has timely filed all federal and other Tax Returns which are required to be filed; there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against GTD for Taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid; there are no requests for rulings in respect of any Tax pending by GTD with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against GTD remains unpaid. The amounts shown as accruals for Taxes on the financial statements delivered to WINW are sufficient for the payment of all Taxes of all kinds (including penalties and interest) for any time or arising or incurred in connection with periods on or before the date of such financial statements and GTD has reserved an amount sufficient to pay all such Taxes.

              (d) GTD has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws or it has finally resolved and fully satisfied any liability for any failure to comply with any such matters.

         4.12 Conformity with Law; Pending or Threatened Claims. GTD has complied with and is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over GTD or any of its assets or its business except where the failure to so comply or default thereunder would not have a Material Adverse Effect on GTD; and there are no claims, actions, suits or proceedings, pending or, to the Knowledge of GTD threatened, against or affecting GTD, at law or in equity, in any court, or before any arbitrators, or before any federal, state, municipal or other governmental ___ department, ___ commission, ___ board, bureau, agency or instrumentality having jurisdiction over GTD or its business and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. GTD has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statues, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. GTD has not received any notification of any asserted present or past unremedied failure by GTD to comply with any of such laws, rules, ordinances, decrees or orders. GTD has not received or been notified of any claim or complaint filed with any Government Authority by any employee, applicant, union, or other party.

         4.13 Environmental  Matters.   GTD is in  compliance  with,  and is not
subject to any liability under, applicable federal, state and local environmental and public or occupational health or safety laws, regulations or codes or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous or toxic wastes, substances, or materials.

         4.14 Disclosure. This Agreement and the GTD Disclosure Schedule and all other documents included on, attached to or delivered with the GTD Disclosure Schedule or which were otherwise delivered to WINW pursuant to the provisions of this Agreement do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If GTD becomes aware prior to the Closing of any fact or circumstance which would change a representation or warranty of GTD contained in this Agreement, such person shall immediately give written notice of such fact or circumstance to WINW. However, such notification shall not relieve any person of its or his respective obligations under this Agreement and at the sole option of WINW, the truth, accuracy of, and acceptability to WINW, of any and all warranties and representations of each of, GTD at the Execution Date and at the Closing, subject to the GTD Disclosure Schedule, shall be a precondition to the consummation of this transaction.

         4.15 No Liabilities. GTD has no liability or obligation of any type, whether accrued, absolute, contingent, matured, unmatured, or other (and whether or not required to be reflected in the financial statements of GTD in accordance with generally accepted accounting principles), which individually or in the aggregate has not been reflected in the interim management financial statements of GTD delivered to WINW, or which has not arisen in the ordinary course of business consistent with past practices since December 31, 2000, or which will arise in connection with the closing of the transactions contemplated by this Agreement, including, without limitation, the Merger. All of GTD's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

5.       REPRESENTATIONS AND WARRANTIES OF WINW AND NEWCO.

WINW and Newco, jointly and severally, represent and warrant that all of the following representations and warranties are true as of the Execution Date and shall be true on the Closing Date; subject to such exceptions as are specifically disclosed in the disclosure schedule attached as Exhibit 5, which shall modify all representations and warranties of WINW and/or Newco contained in this Agreement ("WINW Disclosure Schedule") in a manner that would have the effect of preceding each representation and warranty with the phrase "except as otherwise disclosed in WINW Disclosure Schedule". WINW, and Newco have used their best efforts to reference on the WINW Disclosure Schedule the appropriate section and paragraph number, however the failure to properly reference such section and number shall not be a breach of a representation or warranty if GTD could reasonably ascertain the effect of the disclosure on the other representations and warranties.

         5.1 Organization and Standing. WINW and Newco are each a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Delaware, respectively, and WINW and Newco are each duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of and orders of Government Authorities to own their respective properties and assets and to carry on their respective its businesses in the places and in the manner as it is now conducted except for where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect. True and correct copies of WINW's Articles of Incorporation (as certified by the Nevada Secretary of State) and Newco's Certificate of Incorporation (as certified by the Delaware Secretary of State), and Bylaws (as certified by each of the Secretaries of WINW and Newco), as each is amended, are attached as part of the WINW Disclosure Schedule.

         5.2  Authorization; Binding Obligations; No Conflicts.

              (a) Each of WINW and Newco has the full legal right, power and authority to enter into this Agreement and the Merger Documents and to perform the transactions contemplated herein and therein. The execution, delivery and performance of this Agreement and the Merger Documents, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of each of WINW's or Newco's Organic Documents,
(b) violate or conflict with any Legal Requirement  applicable to WINW or Newco,
(c) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority. Each of WINW and Newco has received, or will receive prior to the Closing, all necessary approvals of their respective Board of Directors, and in the case of Newco, its stockholder, to consummate the Merger. This Agreement has been duly executed and delivered by WINW and Newco, and at the Closing the Merger Documents, will be duly executed and delivered by WINW and Newco, and, assuming the due execution and delivery hereof and thereof by GTD, this Agreement constitutes, and the Merger Documents will constitute, the legal, valid and binding obligation of WINW and Newco, enforceable against each of them in accordance with their terms, except as enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in the application of equitable principles.


         5.3  Capital Stock.

              (a) At the Execution Date the authorized and outstanding capital stock of each of WINW and Newco consists of:

                  WINW:

               ------------------------ ----------------- -------------------- --------------------
               Class and Series         Par Value         Authorized           Outstanding
               ------------------------ ----------------- -------------------- --------------------
               Common                   $0.001            500,000,000           14,112,463
               ------------------------ ----------------- -------------------- --------------------
               Options granted for                                                 454,000
               the purchase of common
               stock
               ------------------------ ----------------- -------------------- --------------------
               Warrants for the                                                  1,640,000
               Purchase of Common
               Stock
               ------------------------ ----------------- -------------------- --------------------

                  NEWCO:

               ------------------------ ----------------- -------------------- --------------------
               Class and Series         Par Value         Authorized           Outstanding
               ------------------------ ----------------- -------------------- --------------------
               Common                   $0.001            1,000                        100
               ------------------------ ----------------- -------------------- --------------------
               Options granted for                        0                              0
               the purchase of common
               stock
               ------------------------ ----------------- -------------------- --------------------
               Warrants for the                           0                              0
               Purchase of Common
               Stock
               ------------------------ ----------------- -------------------- --------------------

The above described shares are held of record by the persons and in the amounts set forth in the WINW Disclosure Schedule, and to the Knowledge of WINW, are free and clear of all Encumbrances. The issued and outstanding shares of each of WINW and Newco Stock have been duly authorized and validly issued, are fully paid and nonassessable, and such shares were offered, issued, sold and delivered by each of WINW and Newco in compliance with all applicable state and federal securities laws.

              (b) At the Closing Date, and immediately prior to the Closing, the authorized and outstanding capital stock of each of WINW and Newco shall consist of:

         WINW:

     ---------- ------ ----------- ------------- ------------- ------------------ ------------ ------------ ------------ ----------
     Class      Par    Auth.       Outstanding   Reserved      Reserved for                    Reserved     Reserved     Warrants
     and        Value              (assumes      for           Issuance under                  for 2001     for          for the
     Series                        and           Issuance in   Employee           Reserved     Stock        Existing     Purchase
                                   includes      Merger        Incentive Pool     for MEII     Option Plan  WINW         of Common
                                   finder fee)                                    (approx)                  Options      Stock
     ---------- ------ ----------- ------------- ------------- ------------------ ------------ ------------ ------------ ----------
     Com.       $0.001 250,000,000 7,806,232     7,688,403     728,548            1,000,000    3,333,333    227,000      820,000
     ---------- ------ ----------- ------------- ------------- ------------------ ------------ ------------ ------------ ----------

         NEWCO:

               ------------------------ ----------------- -------------------- --------------------
               Class and Series         Par Value         Authorized           Outstanding
               ------------------------ ----------------- -------------------- --------------------
               Common                   $0.001            1,000                100
               ------------------------ ----------------- -------------------- --------------------
               Options granted for                        0                    0
               the purchase of common
               stock
               ------------------------ ----------------- -------------------- --------------------
               Warrants for the                           0                    0
               Purchase of Common
               Stock
               ------------------------ ----------------- -------------------- --------------------

         5.4  Transactions in Capital Stock. Except in all cases as described in
Section 5.3:

              (a) No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists with respect to any outstanding or authorized but unissued capital stock of either WINW or Newco which such right will become effective as a result of the execution of, or the closing of, the transactions contemplated by this Agreement, including the Merger.

              (b) In addition, there are no (i) outstanding securities or obligations that are convertible into or exchangeable for any shares of the capital stock or other equity securities of either WINW or Newco, or (ii) contracts, arrangements or commitments, written or otherwise, under which either WINW or Newco is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities, except this Agreement.

              (c) Without limiting the generality of the foregoing, neither WINW nor Newco has done anything to either WINW's, or Newco's Knowledge which would form the basis upon which any person (other than any stockholder identified as a record owner of either WINW Stock or Newco Stock on WINW's or Newco's stock books, or spouse of a principal of a trust that is such a stockholder) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any shares of the capital stock or other equity securities of either WINW or Newco. In addition, neither WINW or Newco has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, and there has been no transaction or action taken with respect to the equity ownership of either WINW or Newco in contemplation of the transaction described in this Agreement.

              (d) The manner in which the options and or warrants that were outstanding as of the Execution Date but not outstanding as of the Closing Date, were discharged or amended was sufficient to satisfy all claims and liabilities under such warrants and options and such will not cause a charge against earnings of WINW or the Surviving Corporation, or other Material Adverse Effect.

         5.5 Approvals. The execution, delivery and performance of this Agreement by each of WINW and Newco and the issuance and delivery of the shares of WINW Stock to be received by the stockholders of GTD in the Merger either (i) do not require (a) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over either WINW or Newco, including the SEC and the NASD OTCBB, or (b) the submission or filing of any notice, report or other filing, prior to Closing, with any governmental or regulatory authority (other than the State of Delaware) having jurisdiction over either WINW or Newco, including the SEC and the NASD OTCBB, or (ii) if such consents and filings are required, such consents and filings will have been obtained and/or made on or prior to Closing.

         5.6 Assets, Liabilities and Obligations. Except as set forth on the WINW Disclosure Schedule, WINW will not own any assets, or have any liabilities or obligations of any nature (whether known or unknown, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determinable) and there is no condition, situation or set of circumstances which could result in such liability or obligation, except as a result and consequence of the Merger contemplated hereby. Neither WINW nor Newco has ever owned any real property.

         5.7 Litigation and Administrative Proceedings. There is no litigation, arbitration, proceeding or investigation pending or, to the best knowledge of each of WINW, or Newco, threatened against either WINW or Newco in any federal, state or local court, or before any administrative agency or arbitration panel.

         5.8 Employees. The WINW Disclosure Schedule sets forth an accurate and complete list of all employees of WINW, setting forth in each case whether such employee shall be terminated, or remain an employee of WINW after the Closing Date. At Closing, all WINW employees will be at-will employees, and WINW will owe no severance or other contractual obligations to them in the event of termination employment. To the Knowledge of WINW, no current or former employee or consultant of WINW has violated any term of any employment or consulting contract or other agreement relating to such person's employment or consulting relationship with any other person as such may relate to such person's employment or consulting relationships with WINW. WINW has no obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder

         5.9  Benefit Plans.

              (a) Each Employee Benefit Plan sponsored by, and each of the Employee Benefit Plans formerly sponsored by, WINW or Newco, to the Knowledge of WINW and Newco: (i) has been in substantial compliance with all reporting and disclosure requirements of all Legal Requirements and has been maintained in all respects in compliance with all Legal Requirements.

              (b) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance or other similar provisions in any Employee Benefit Plan. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from either WINW or Newco to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement; (ii) benefit under any Employee Benefit Plan of WINW or Newco being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by WINW or Newco, directly or indirectly, to any person that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

         5.10 WINW Stock Issued in Merger. WINW has taken all necessary action to permit it to issue the number of shares of WINW Stock required to be issued by it pursuant to this Agreement. The shares of WINW Stock to be issued in the Merger will, when issued and delivered to the stockholders of GTD as a result of the Merger and pursuant to the terms of this Agreement, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws, and will be of the same class as are currently registered under the Securities Act of 1934.

         5.11 Taxes.

              (a) WINW and the Surviving Corporation shall at all times consistently report on any Tax Return or other filing made with any federal, state or local tax authority that the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code.

              (b) There is no intercorporate indebtedness existing between or among GTD, Newco and/or WINW that was issued, acquired, or will be settled at a discount.

              (c) WINW has timely filed all federal and other Tax Returns which are required to be filed; there are no waivers or extensions of the statute of limitations, audits or examinations in progress, judicial proceedings, or claims against WINW for Taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for Taxes has been received and not paid; there are no requests for rulings in respect of any Tax pending by WINW with any tax authority; and no penalty or deficiency in respect of any Taxes which has been assessed against WINW remains unpaid. The amounts shown as accruals for Taxes on the financial statements contained in the SEC Documents are sufficient for the payment of all Taxes of all kinds (including penalties and interest) for any time or arising or incurred in connection with periods on or before the Closing Date and WINW has reserved an amount sufficient to pay all such Taxes.

              (d) WINW has complied in all material respects with all applicable laws, rules and regulations relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes and has timely withheld from employee wages and other payments and paid over to the proper taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws or it has finally resolved and fully satisfied any liability for any failure to comply with any such matters.

         5.12 SEC Documents and Filings. WINW has furnished, or within ten (10) days of the date hereof shall furnish, GTD with a true and complete copy of the SEC Documents. The SEC Documents as of their respective dates complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, applicable to such SEC Documents, and none of the SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements of WINW included in the SEC Documents as of their respective dates complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q and subject to normally recurring audit adjustments.

         5.13 OTCBB. WINW, to the extent applicable to it, and to its actual knowledge any brokers or dealers trading in its stock, has complied with the OTCBB Eligibility Rule of the SEC, as well as Section 17B of the Exchange Act and the "penny stock" rules of the SEC. WINW is eligible for transactions on the OTC Bulletin Board (OTCBB) as required by the rules of the National Association of Securities Dealers (NASD). WINW has not been notified by the NASD, the SEC or any other regulatory body of any failure or potential failure to meet the criteria for continued listing and trading thereon, and no suspension of trading in the WINW common stock is in effect. WINW knows of no reason that the Merger Shares will not be eligible for trading, under rules and regulations currently in effect, on the OTCBB following the filing of applicable registration statements or the expiration of any holding periods as required under Rule 144. There are no rules of the NASD or of the OTCBB that require the approval of the Merger by the WINW stockholders.

         5.14 Subsidiaries. Except for Newco, WINW does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. WINW is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         5.15 Conformity with Law; Pending or Threatened Claims. Each of WINW and Newco has complied with and is not in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either WINW or Newco or any of its assets or its business except where the failure to so comply or default thereunder would not have a Material Adverse Effect on either WINW or Newco; and there are no claims, actions, suits or proceedings, pending or, to the Knowledge of each of WINW, or Newco threatened, against or affecting either WINW or Newco, at law or in equity, in any court, or before any arbitrators, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either WINW or Newco or its business and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. Each of WINW and Newco has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statues, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters. Neither WINW nor Newco has received any notification of any asserted present or past unremedied failure by WINW or Newco to comply with any of such laws, rules, ordinances, decrees or orders. Neither WINW nor Newco has received or been notified of any claim or complaint filed with any Government Authority by any employee, applicant, union, or other party.

         5.16 Environmental Matters. Each of WINW and Newco is in compliance with, and are not subject to any liability under, applicable federal, state and local environmental and public or occupational health or safety laws, regulations or codes or requirements relating to manufacture, storage, transport, generation, use, treatment, disposal or handling of pollutants, contaminants, hazardous or toxic wastes, substances, or materials.


         5.17 Disclosure. This Agreement and the WINW Disclosure Schedule and all other documents included in, attached to or delivered with the WINW Disclosure Schedule or which were otherwise delivered to GTD pursuant to the provisions of this Agreement do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If WINW or Newco becomes aware prior to the Closing of any fact or circumstance which would change a representation or warranty of either of , WINW or Newco contained in this Agreement, such person shall immediately give written notice of such fact or circumstance to GTD. However, such notification shall not relieve any person of its or his respective obligations under this Agreement and at the sole option of GTD, the truth, accuracy of, and acceptability to GTD, of any and all warranties and representations of each of , WINW and Newco at the Execution Date and at the Closing, subject to the WINW Disclosure Schedule, shall be a precondition to the consummation of this transaction.

         5.18 No Liabilities. Neither WINW nor Newco has any liability or obligation of any type, whether accrued, absolute, contingent, matured, unmatured, or other (and whether or not required to be reflected in the financial statements of either such entity in accordance with generally accepted accounting principles), which individually or in the aggregate has not been reflected in the financial statements of WINW and Newco delivered to GTD, or which has not arisen in the ordinary course of business consistent with past practices since November 30, 2000, the date of WINW's last quarterly filing with the SEC, or which will arise in connection with the closing of the transactions contemplated by this Agreement, including, without limitation, the Merger. All of WINW's or Newco's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

6.       COVENANTS.

         6.1 Access and Cooperation. Between the Execution Date and the Closing Date, each of GTD, Newco and WINW will afford to the officers and authorized representatives of the other parties access to all of its and its subsidiaries' sites, properties, books and records and will furnish the other party with such additional financial and operating data and other information as to the business and properties of it and its subsidiaries as the other party may from time to time reasonably request subject to regulatory requirements concerning public reporting entities under the Exchange Act. Each of GTD and WINW and its subsidiaries will cooperate with the other party, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Each of GTD, Newco and WINW will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential. The confidentiality agreement(s) contained in the Letter of Intent heretofore signed by GTD and WINW and dated, shall remain in full force and effect until the Closing.

         6.2 Prohibited Activities.Between the Execution Date and the Effective Time, each of WINW, Newco or GTD will not, without the prior written consent of the other party and except as may be required in order to fulfill their respective obligations under this Agreement or the MEII Transaction or otherwise to achieve the capitalization at closing required of such entity as described above:

              (a) make any change to its Organic Documents;

              (b) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

              (c) declare or pay any dividend, or make any distribution in respect of its outstanding stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

              (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in excess of $10,000, other than in the ordinary course of business and consistent with past practice;

              (e) increase any fringe benefit or the compensation payable or to become payable to any officer, director, stockholder, employee or agent, or make any bonus or management fee payment to any such person, other than in the ordinary course of business and consistent with past practice;

              (f) create or assume any mortgage, pledge or other lien or Encumbrance upon any assets or properties whether now owned or hereafter acquired;

              (g) negotiate for the acquisition of any business or the start-up of any new business;

              (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

              (i) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         6.3 No Shop. Between the Execution Date and the earlier of (i) the Closing Date or (ii) the Termination of this Agreement as provided for herein, and except as is specifically anticipated under the terms of this Agreement, neither GTD nor WINW shall, directly or indirectly, in any way solicit, initiate contact with, or enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any other firm, entity or individual, with respect to the sale of the stock or assets or the merger or other business combination of either GTD or WINW with any other entity.

         6.4 Closing Capitalization. Each of the parties shall take all steps necessary in a timely manner to complete all the acts required to make such parties capitalization become the capitalization which is specified in Section 4.3(b) (in the case of GTD) and Section 5.3(b) (in the case of WINW and Newco).


         6.5 Merger and Reverse Split Filings. As of the date of Closing, WINW shall have filed any and all required filings with both the SEC and the OTC Bulletin Board Coordinator in connection with the Merger and the 2 for 1 reverse stock split of its shares.

         6.6 Termination of Fairway Capital Partners Consulting and Voting Agreements. Prior to Closing, all outstanding consulting, voting and other agreements between Fairway Capital Partners and WINW will be terminated, and WINW and Fairway shall have entered a mutual release of all claims, excepting only claims against Fairway arising in connection with the Merger.

         6.7 Shareholder Consent. If WINW is required by any law, rule or regulation to obtain the consent, approval or authorization of the stockholders of WINW to complete the WINW 2 for 1 reverse split, then such requisite approval shall be obtained.

         6.8 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary approvals, waivers and consents and to effect all necessary other actions, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         6.9 Notification. Any party shall give prompt notice to the other parties hereto of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and of any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, but no such disclosure shall be deemed to amend or supplement the Disclosure Schedule of such party or to prevent or cure any misrepresentations, breach of warranty or breach of contract.

         6.10 Tax-Free Reorganization. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368 of the Code. The parties shall not take a position on any tax return inconsistent with this Section 6.10. From and after the Effective Time, neither WINW, Newco nor GTD shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of
Section 368 of the Code.

         6.11 No Material Adverse Effect from Reverse Split. No Material Adverse Effect will occur, either before or after Closing, as a result of WINW's pre-closing recapitalization activities including but not limited to the WINW 2 for 1 reverse split.

         6.12 At-Will Employees. At Closing, all WINW employees will be at-will employees, and WINW will owe no severance or other contractual obligations to them in the event of employment termination.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF GTD.

The obligations of GTD to close the transactions set forth in this Agreement are subject to the following conditions. Upon Closing, all conditions not satisfied are deemed to be waived:

         7.1 Representations and Warranties; Performance of Obligations. The representations and warranties of each of WINW and Newco shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time.

         7.2  DELIBERATELY OMITTED

         7.3 Closing Capitalization.Each of WINW and Newco shall have taken all steps necessary to achieve the capitalization shown in Section 5.3(b) including, but not limited to the following:

              (a) consolidation of WINW's outstanding shares on a 2 for 1 basis and no Material Adverse Effect shall have resulted therefrom.

         7.4 Release. The employees, directors and undersigned Principal Shareholders of WINW shall have entered into a full release of all claims, liabilities, duties, or obligations. Such release shall be in substantially the form attached as Exhibit 7 hereto and titled "Release" and shall contain a provision making GTD, and GTD's directors, agents and employees, a third-party beneficiary thereof. Such release shall exclude any existing right of the officers and directors of WINW to indemnification by WINW for good faith actions in their capacities as officers and directors of WINW other than actions taken in connection with the Merger.

         7.5 Consent of Stockholders and Option Holders.GTD shall have received all legally required consents and/or approvals from its stockholders and option holders to consummate the Merger and all transactions contemplated thereby.

         7.6  Counsel  Approval.  All  actions,  proceedings,   instruments  and
documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to GTD.

         7.7 No Litigation. No action or proceeding before a court or any other governmental agency or body, or before any arbitrator, shall have been instituted or threatened to restrain or prohibit the Closing of the Merger; and no governmental agency or body shall have taken any other action or made any request of GTD as a result of which the management of GTD deems it inadvisable to proceed with the transactions hereunder.

         7.8 Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained or made, as applicable, and WINW and Newco shall have delivered to GTD a certified copy of the actions of their boards and stockholder described in section 5.2.

         7.9 Completion of Due Diligence. GTD shall have completed its due diligence investigation and shall be satisfied, in its sole discretion, with the results of such investigation.

         7.10 Board Change/Rule 14f-1. WINW shall have complied with the filing and notice requirements of Rule 14f-1 of the Securities Exchange Act of 1934 such that Messrs. Giraudo and Genesi may be duly appointed directors of WINW at the Effective Time.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF WINW AND NEWCO.

The obligation of each of WINW and Newco to close the transactions set forth in this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions. Upon Closing, all conditions not satisfied are deemed to be waived.

         8.1 Representations and Warranties; Performance of Obligations. The representations and warranties of GTD contained in Section 4 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time.

         8.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Closing of the Merger; and no governmental agency or body shall have taken any other action or made any request of WINW or Newco as a result of which the management of WINW deems it inadvisable to proceed with the transactions hereunder.

         8.3  Counsel  Approval.  All  actions,  proceedings,   instruments  and
documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to WINW.

         8.4 Closing Capitalization. GTD shall have taken any steps ___ necessary to achieve the capitalization shown in Section 4.3(a) including taking steps necessary to reduce the total number of shares of common stock that may be issued under the GTD Stock option Plan and no Material Adverse Effect shall have resulted therefrom.

         8.5. Consents and Approvals. All necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transactions contemplated herein shall have been obtained or made, as applicable, and GTD shall have delivered to WINW a certified copy of the actions of its board and stockholders described in section 4.2. . 8.6 ______ Options. Except to the extent that the same are assumed by WINW, all outstanding rights, options, warrants and convertible securities of GTD shall have been terminated or will be terminated by the legal effect of the Merger.

         8.7 Completion of Due Diligence. WINW shall have completed its due diligence investigation and shall be satisfied, in its sole discretion, with the results of such investigation.

9.       POST-CLOSING COVENANTS (Intentionally omitted).

10.      CERTAIN DEFINITIONS.

"Affiliate" (whether or not capitalized) shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).


"Code" shall mean the Internal Revenue Code of 1986, as amended.

"GTD Options" mean all options and warrants, whether vested or not, to purchase shares of capital stock of GTD.

"Dissenters' Rights" shall mean the rights of shareholders of GTD to dissent from corporate action and receive payment of the fair value of their shares of GTD Stock under the Dissenters Law.

"Employee Benefit Plan" shall mean: all "employee pension benefit plans" (as defined in Section 3(2) of Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "employee welfare benefit plans" (as defined in Section 3(1) of ERISA); all collective bargaining agreements or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, ___ hospitalization, ___ medical, dependent care, cafeteria, ___ employee assistance, ___ scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by either WINW or Newco for the benefit of any present or former officer, employee or director of WINW or Newco.

"Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of capital stock of GTD, Newco and WINW Stock, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"GAAP" shall mean generally accepted accounting principles.

"Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

"GTD Stock Option Plan" shall mean the 2000 Stock Option Plan delivered to WINW as a due diligence submission.

"Knowledge" shall mean all facts and conditions which are actually known by any of the executive officers or directors of an entity, or which should have been known by prudent managers holding such positions with access to the books and records of such entity.

"Legal  Requirement"  shall  mean  any  law,  statute,  ordinance,  code,  rule,
regulation,   standard,  judgment,  decree,  writ,  ruling,  arbitration  award, injunction, order or other requirement of any Government Authority.

"Material Adverse Effect" shall mean any change in or effect on that has, or any change that may reasonably be expected to have, a material adverse effect on,
(i) the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, or prospects of a party, as the context requires; and (ii) the ability of any of the parties hereto to consummate the transactions contemplated by this Agreement or any related agreement to which any such party is a party.

"Organic Document" shall mean, with respect to any particular entity, such entity's Articles or Certificate of Incorporation and Bylaws.

"Person" (whether or not capitalized) shall mean and include an individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereof.

"Schedules" shall mean all of the Schedules listed on the page entitled "List of Schedules" or otherwise called out in this Agreement.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"SEC  Documents"  means  each  report,  schedule,   registration  statement  and
definitive proxy statement, if any, filed by WINW with the SEC on or after November 30, 2000, which are all the documents that WINW was required to file with the SEC under the Exchange Act since that date.

"Tax" shall mean any United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, ___ employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority

"Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

"WINW Stock" means the common stock, $0.001 par value of WINW.

"WINW Stock Option Plan" shall mean the existing WINW Option Plan as delivered to GTD as a due diligence submission

"Technology" shall mean all trade secrets, proprietary information, software and computer programs and source code data relating thereto (including all current and historical data bases) research records, test information, market surveys, marketing know-how, inventories, know-how, processes and procedures owned, used by or licensed to WINW.

11.      TERMINATION; AMENDMENT.

         11.1 Circumstances of Termination. This Agreement may be terminated (notwithstanding approval by the security holders of any party hereto):

               (a) By the mutual consent in writing of the Boards of Directors of GTD and WINW;

               (b) By the Board of Directors of either party in the event that the conditions to closing provided for herein and relating to the obligation of such party to close the Merger, if such condition has not been satisfied or waived on or before March 30, 2001;

               (c) By the Board of Directors of either party in the event that any representation or warranty made by such party herein shall be found to be false and that the falsity or such representation or warranty shall have a material effect on the value of the transaction to such party, in the sole discretion of such party, and provided further, that the representation or warranty cannot with reasonable effort be made true on or before March 30, 2001.

         11.2 Effect of Termination. In the event of a termination of this Agreement, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, stockholders, employees and agents) shall be liable to any other party for any costs, expenses, damages, or loss of anticipated profits hereunder.

         11.3 Amendments to Agreement. The parties may, by mutual agreement, amend this Agreement after Execution and before the Effective Time and before or after approval by GTD's or Newco's stockholders, but after such approvals no amendment may be made which changes the Merger consideration without approval by the stockholders adversely affected by such change.

12.      GENERAL.

         12.1 Cooperation.GTD, Newco and WINW shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement.

         12.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned except by operation of law or the prior written consent of the other parties, and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of GTD and WINW.

         12.3 Entire Agreement. This Agreement (including the Schedules delivered pursuant hereto) and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between the parties hereto with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by GTD and WINW.

         12.4 Counterparts.This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.5  Brokers and Agents.

               (a) The parties hereby agree and acknowledge that Fairway Capital Partners, LLC (the "Broker") was the entity which acted as the broker in connection with the transactions contemplated hereby and will be entitled to a fee payable at Closing of 750,000 shares of WINW common stock on a post -consolidated basis or 1,500,000 on a pre-consolidated basis.

               The shares of WINW common stock payable hereunder will be issued at Closing in the name of Fairway Capital Partners, LLC or its designees, as it may direct in writing.

               (b) Other than as described in and for the fee enumerated in subsection (a) above, each party represents and warrants that it employed no other broker or agent in connection with this transaction, and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

         12.6 Payment of Expenses. Each of the parties hereto shall pay all its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         12.7 Arbitration, Attorney's Fees, Prevailing Party. As a condition to the resolution in court or through arbitration of any dispute arising in connection with this Agreement, except matters where a temporary restraining order and preliminary injunction are sought, all disputes arising under this contract will be submitted to non-binding mediation in Colorado Springs, Colorado, which mediation shall be presided over by a mediator affiliated with Judicial Arbitration & Mediation Services, Inc. ("JAMS"). If JAMS is unable to mediate the dispute, then the dispute will be mediated in Colorado Springs and shall be presided over by a mediator affiliated with the American Arbitration Association ("AAA"). If mediation fails to resolve the dispute within 90 days from the date mediation is demanded, then the parties may proceed with a lawsuit, or, if agreeable, with an arbitration proceeding, as the dispute resolution mechanism. Except as specifically modified by this clause, the Commercial Mediation Rules of the AAA will apply to all mediations before JAMS and the AAA. Except as specifically modified by this clause, Delaware law, shall be applied to determine all arbitrated or litigated issues. No punitive damages shall be awarded in any arbitration or litigation proceeding or otherwise, and such damages are hereby waived. Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and nonappealable. Should any proceeding be commenced between the parties to this Agreement seeking to enforce any of its provisions the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees and all legal expenses and fees incurred on appeal and all interest thereon. For the purposes of this provision,

"prevailing party" shall include a party which dismisses an action for recovery hereunder in exchange for payment of the sum allegedly due, performance of covenants allegedly breached, or consideration substantially equal to the relief sought in the action or proceeding.

         12.8 Notices. All notices or communications required or permitted hereunder shall be in writing and may be given by depositing the same with any nationally recognized overnight carrier or in United States mail, addressed to the party to be notified, postage or fees prepaid, or by delivering the same in person to an officer or agent of such party.

               If to WINW,  or Newco,   World Internetworks, Inc.
               addressed to it at:



               with a copy to:          Sierchio & Company, LLP
                                        150 East 58th Street, Twenty-fifth Floor
                                        New York, New York 10155
                                        Attention: Joseph Sierchio


               If to GTD, addressed     GTData Corporation
               to it at:


               with a copy to:          Sparks Willson Borges Brandt and
                                        Johnson, P.C.
                                        24 South Weber Street, Suite 400
                                        Colorado Springs, CO 80903
                                        Attention: David Steigerwald

         12.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rules that might direct the application of the laws of another jurisdiction. The parties hereby submit to the in personam and subject matter jurisdiction of the federal and state courts in Colorado for the purpose of adjudicating any disputes arising in connection with this Agreement.

         12.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.12 Public Announcements. Promptly after the execution of this Agreement, WINW shall issue a press release in a form reasonably acceptable to GTD and file a Form 8-K with the SEC. Thereafter, WINW and GTD will consult with each other with respect to any announcement to the public or any statement to their employees generally concerning or relating to the Merger. Neither GTD nor WINW will make any announcement to the public without the prior written consent of the other, except for announcements which GTD or WINW believe on the advice of their respective securities counsels to be required by applicable securities laws.

         12.13 General Terms. As used in this Agreement, the terms "herein," "herewith," and "hereof" are references to this Agreement, taken as a whole; the term "includes" or "including" shall mean "including, without limitations," and references to a "Section," "subsection," "clause," "Article," "Exhibit," "Appendix," or "Schedule" shall mean a Section, subsection, clause, Article, Exhibit, Appendix or Schedule of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law includes any amendment or modification thereof. The singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"WINW"                                  "GTD"
World Internetworks, Inc.               GTData Corporation

By:                                     By:
         ------------------                         ------------------

Name:                                   Name:
         ------------------                         ------------------

Title:                                  Title:
         ------------------                         ------------------

ATTORNEY IN FACT FOR GTD STOCKHOLDERS:

-------------------------------------

                                        "Newco"
                                        BGTD Acquisition, Inc.

                                        By:
                                                    ------------------
                                        Name:
                                                    ------------------
                                        Title:
                                                    ------------------

FOR THE PURPOSES OF THE RELEASE IN SECTION 7, THE PRINCIPAL SHAREHOLDERS: